As filed with the Securities and Exchange Commission on June 30, 2025

Registration No. 333-134294
Registration No. 333-120250
Registration No. 333-120249
Registration No. 333-94249

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT (NO. 333-134294)
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT (NO. 333-120250)
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT (NO. 333-120249)
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT (NO. 333-94249)

UNDER THE SECURITIES ACT OF 1933
_________________

FORWARD AIR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	62-1120025
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1915 Snapps Ferry Road, Building N,
Greeneville, Tennessee 37745
(Address of Principal Executive Offices)(Zip Code)
_________________

FORWARD AIR CORPORATION 2006 NON-EMPLOYEE DIRECTOR STOCK PLAN
2000 NON-EMPLOYEE DIRECTOR STOCK OPTION AWARD
FORWARD AIR CORPORATION NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN AND FORWARD AIR CORPORATION 1999 STOCK OPTION AND INCENTIVE PLAN
FORWARD AIR CORPORATION 1999 STOCK OPTION AND INCENTIVE PLAN
(Full title of the plans)

Michael L. Hance
Chief Legal Officer and Secretary
1915 Snapps Ferry Road, Building N
Greeneville, Tennessee 37745
(Name and address of agent for service)

(423) 636-7000
(Telephone number, including area code, of agent for service)
_________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES
Forward Air Corporation, a Delaware corporation (the “Registrant”), is filing this Post-Effective Amendment (the “Post-Effective Amendment”) to each of the registration statements on Form S-8 (the “Registration Statements”) to deregister any and all securities (including plan interests) that remain unissued or unsold under the Registration Statements each initially filed by Forward Air Corporation, a Tennessee corporation (“FWRD-Tennessee”), the predecessor of the Registrant, with the Securities and Exchange Commission (the “Commission”), as amended to the date hereof:
1.Registration Statement No. 333-134294, filed with the Commission on May 19, 2006, registering 200,000 shares of FWRD-Tennessee’s common stock, par value $0.01 per share, to be issued or delivered and sold pursuant to the Forward Air Corporation 2006 Non-Employee Director Stock Plan.
2.Registration Statement No. 333-120250, filed with the Commission on November 5, 2004, registering 7,500 shares of FWRD-Tennessee’s common stock, par value $0.01 per share, to be issued or delivered and sold pursuant to the 2000 Non-Employee Director Stock Option Award.
3.Registration Statement No. 333-120249, filed with the Commission on November 5, 2004, registering 1,840,000 shares of FWRD-Tennessee’s common stock, par value $0.01 per share, to be issued or delivered and sold pursuant to the Forward Air Corporation Non-Employee Director Stock Option Plan and Forward Air Corporation 1999 Stock Option and Incentive Plan.
4.Registration Statement No. 333-94249, filed with the Commission on January 7, 2000, registering 1,000,000 shares of FWRD-Tennessee’s common stock, par value $0.01 per share, to be issued or delivered and sold pursuant to the Forward Air Corporation 1999 Stock Option and Incentive Plan.
The offerings pursuant to the Registration Statements have concluded and, accordingly, this Post-Effective Amendment to the Registration Statements is being filed in order to deregister all securities that were registered under the Registration Statements and remain unissued or unsold under each respective plan as of the date hereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greeneville, State of Tennessee, on June 30, 2025.

Forward Air Corporation

By:	/s/ Shawn Stewart
Shawn Stewart
Chief Executive Officer and Director (Principal Executive Officer)
No other person is required to sign this Post-Effective Amendment to the Registration Statements in reliance upon Rule 478 under the Securities Act of 1933, as amended.